                                                                    Exhibit 10.A



                                December 4, 2000

--------------------------------------------------------------------------------

                           FAMILY GUIDANCE GROUP INC.


                                     - and -


                      GREEN SPRING CANADIAN HOLDINGS, INC.


                                     - and -


                   GREEN SPRING HEALTH SERVICES OF CANADA CO.


                                     - and -


                        GREEN SPRING HEALTH SERVICES INC.

--------------------------------------------------------------------------------


                            SHARE PURCHASE AGREEMENT


--------------------------------------------------------------------------------





                           GOODMAN PHILLIPS & VINEBERG
                             Barristers & Solicitors
                                   Suite 2400
                                250 Yonge Street
                            Toronto, Ontario M5B 2M6

                                TABLE OF CONTENTS

                                                                                                           PAGE NO.
ARTICLE 1 INTERPRETATION..........................................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Construction....................................................................................6
         1.3      Accounting Principles...........................................................................6
         1.4      Knowledge.......................................................................................6
         1.5      Schedules.......................................................................................6
ARTICLE 2 PURCHASE AND SALE OF PURCHASED SHARES...................................................................8
         2.1      Purchase and Sale of Purchased Shares...........................................................8
         2.2      Purchase Price and Allocation...................................................................8
         2.3      Withholding under Section 116 of the TAX ACT....................................................8
ARTICLE 3 CLOSING ARRANGEMENTS....................................................................................8
         3.1      Place of Closing................................................................................8
         3.2      Delivery of Certificates and Intercorporate Notes...............................................8
         3.3      Payment of the Purchase Price...................................................................9
         3.4      Security for Payment............................................................................9
ARTICLE 4 REPRESENTATIONS AND WARRANTIES..........................................................................9
         4.1      Representations and Warranties of the Corporation, Vendor and Guarantor.........................9
         4.2      Representations and Warranties of the Purchaser................................................25
         4.3      Non-Waiver.....................................................................................26
         4.4      Nature and Survival of Representations and Warranties..........................................27
         4.5      Survival of Purchaser's Representations and Warranties.........................................27
ARTICLE 5 COVENANTS OF THE PARTIES PRIOR TO CLOSING..............................................................27
         5.1      Operations before Closing......................................................................27
         5.2      Approvals and Consents.........................................................................30
         5.3      Payment of Intercompany Indebtedness...........................................................30
         5.4      Confidentiality................................................................................31
         5.5      Access and Information.........................................................................31
         5.6      Nature and Survival of Covenants...............................................................31
ARTICLE 6 CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE PARTIES OF THEIR OBLIGATIONS UNDER THIS AGREEMENT.......32
         6.1      The Purchaser's Conditions.....................................................................32
         6.2      Conditions of the Vendor.......................................................................36
         6.3      Waiver by Purchaser............................................................................37



                                                                                                           PAGE NO.
         6.4      Waiver by Vendor...............................................................................38
ARTICLE 7 COVENANTS OF THE PARTIES FOLLOWING CLOSING.............................................................38
         7.1      Closing Date Statements........................................................................38
         7.2      Adjustments....................................................................................39
         7.3      Tax Filings....................................................................................40
         7.4      Ongoing Services...............................................................................40
         7.5      Change of Name.................................................................................41
ARTICLE 8 INDEMNIFICATION........................................................................................41
         8.1      Indemnification by Vendor and Guarantor........................................................41
         8.2      Indemnification by the Purchaser...............................................................42
         8.3      Procedure for Indemnification..................................................................42
         8.4      Additional Rules and Procedures................................................................44
         8.5      Rights Cumulative..............................................................................45
         8.6      Purchase Price Adjustment......................................................................45
         8.7      Set-Off........................................................................................45
         8.8      GST............................................................................................46
ARTICLE 9 GENERAL................................................................................................46
         9.1      Public Notice..................................................................................46
         9.2      Expenses.......................................................................................46
         9.3      Further Assurances.............................................................................46
         9.4      Time of the Essence............................................................................46
         9.5      Benefit of the Agreement.......................................................................46
         9.6      Entire Agreement...............................................................................46
         9.7      Waiver.........................................................................................47
         9.8      Notices........................................................................................47
         9.9      Assignment.....................................................................................48
         9.10     Severability...................................................................................48
         9.11     Counterparts...................................................................................48
         9.12     Governing Law..................................................................................49
         9.13     Arbitration....................................................................................49
         9.14     Service........................................................................................49



                                     ( ii )

                            SHARE PURCHASE AGREEMENT



                  THIS AGREEMENT made the 4th day of December, 2000.


A M O N G:

                                    GREEN SPRING HEALTH SERVICES OF CANADA CO., an unlimited liability company incorporated under the laws of the province of Nova Scotia

                                    (the "CORPORATION")

                                                              OF THE FIRST PART;

                                    - and -

                                    FAMILY GUIDANCE GROUP INC., a corporation incorporated under the laws of the province of Ontario

                                    (the "PURCHASER")

                                                             OF THE SECOND PART;

                                    - and -

                                    GREEN SPRING CANADIAN HOLDINGS, INC., a
                                    corporation incorporated under the laws of the State of Delaware

                                    (the "VENDOR")

                                                              OF THE THIRD PART;


                                    - and -

                                    GREEN SPRING HEALTH SERVICES INC., a
                                    corporation incorporated under the laws of the State of Delaware

                                    (the "GUARANTOR")

                                                             OF THE FOURTH PART.

                  WHEREAS the Vendor is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Corporation;

                  AND WHEREAS the Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor all of the issued and outstanding shares in the capital of the Corporation;

                  NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1               DEFINITIONS

                  In this Agreement, or in any amendments hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

      (a)         "ACCOUNTS RECEIVABLE" has the meaning attributed thereto in
                  Section 4.1(u).

      (b) "ADJUSTMENT DATE" means the date five Business Days after the date on which the Final Effective Date Statements have been agreed upon, deemed to be agreed upon or delivered, all as contemplated by Section 7.1;

      (c) "AGREEMENT" means this Agreement and includes all Schedules set out in Section 1.4 of this Agreement;

      (d) "ARM'S LENGTH" has the meaning attributed thereto in the Tax Act and the related jurisprudence;

      (e) "AUDITED BALANCE SHEET" means the audited consolidated balance sheet of the Corporation as at September 30, 2000 forming part of the Audited Financial Statements;

      (f) "AUDITED FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Corporation for the fiscal year ended September 30, 2000 consisting of a balance sheet as of that date, a statement of income (loss) and retained earnings (deficit) and a statement of changes in cash flows and all notes thereto, a copy of which is annexed as SCHEDULE 1.1(f) hereto;

      (g) "AUTHORITY" means any governmental authority, body, agency, department, whether federal, provincial or municipal;

      (h) "BANK CONSENT" means the consent of the Chase Manhattan Bank, the secured lender to the Vendor and Guarantor, to the transactions contemplated hereby;

      (i) "BUSINESS" means the employee assistance program, disability management services, wellness programs and other related business presently carried on by the Corporation;

      (j) "BUSINESS DAY" means everyday except a Saturday, Sunday or a day which is a statutory holiday under the laws of Canada or the Province of Ontario;

      (k) "CLOSING" means the completion of the transactions described in this Agreement;

      (l) "CLOSING DATE" or "DATE OF CLOSING" means December 7, 2000 or such other date as the Purchaser and the Vendor may agree upon, but in no event later than December 15, 2000;

      (m)         "CONFIDENTIAL CONTRACTS" has the meaning ascribed thereto in
                  Section 4.1(ll);

      (n) "CONSENTS" means the consents referred to in SCHEDULES 4.1(kk)(i) and 4.1 (kk)(ii) and the acknowledgement from the landlord of each of the Locations identified in SCHEDULE 4.1(p)(ii) as to the matters set out in Sections 6.1(g)(i),
                  (ii) and (iii);

      (o) "CORPORATION" means Green Spring Health Services of Canada Co., an unlimited liability company incorporated under the laws of Nova Scotia;

      (p) "DEBT" means all current liabilities and long term debt of the Corporation and its Subsidiaries, including a debt owing from the Corporation and its Subsidiaries to the Vendor or the Guarantor;

      (q)         "EFFECTIVE DATE" means 11:59 p.m. on November 30, 2000;

      (r) "EFFECTIVE DATE STATEMENTS" means the audited consolidated financial statements of the Corporation for the period ending on the Effective Date consisting of a balance sheet as at that date, a statement of income (loss) and retained earnings and a statement of changes in financial position and all notes thereto, prepared in accordance with generally accepted accounting principles;

      (s) "ENVIRONMENTAL LAWS" means all federal, municipal or local laws, statutes, regulations, ordinances, rules, guidelines, orders, directives and other requirements of any government or political subdivision, agency or instrumentality or of any court, tribunal or other similar body, relating to environmental or health matters, including legislation governing the labelling, use and storage of Hazardous Substances;

      (t) "ENVIRONMENTAL ORDERS" means applicable orders, decisions, or the like rendered by any Authority under or pursuant to any Environmental Laws;

      (u)         "ETA" means the EXCISE TAX ACT (Canada);

      (v) "FINAL EFFECTIVE DATE STATEMENTS" has the meaning attributed thereto in Section 7.1;

      (w)        "GAAP" means Canadian generally accepted accounting principles as set forth in the handbook published by the Canadian Institute of Chartered Accountants from time to time;

      (x) "GENERAL SECURITY AGREEMENT" means the general security agreement to be executed by the Purchaser in favour of the Vendor in the form attached as SCHEDULE 2.3 to this Agreement;

      (y) "GST" means all Taxes payable under the ETA or under any provincial legislation similar to the ETA and any reference to a specific provision of the ETA or any such provincial legislation shall refer to any successor provision thereto of like or similar effect;

      (z)         "GUARANTOR" means Green Spring Health Services Inc.;

      (aa) "HAZARDOUS SUBSTANCES" means PCBs, asbestos, urea formaldehyde foam insulation or any other substance or material that is prohibited, controlled or regulated under any Environmental Laws;

      (bb) "INTERCORPORATE NOTES" means, collectively, the notes payable by the Corporation to the Vendor in the aggregate principal amount of U.S.$5,274,262 and the note payable by the Corporation to the Vendor in the principal amount of $157,980, each bearing interest at the rate of 8.5% per annum;

      (cc) "LOCATION" means the premises utilized in the Business subject to a lease or sublease entered into by the Corporation;

      (dd) "MATERIAL ADVERSE EFFECT" means, where used in relation to the Corporation, a material adverse effect on the business, operations, assets, financial condition or prospects of the Corporation;

      (ee) "PERSON" means an individual, partnership, unincorporated association, organization, syndicate, corporation, trust and a trustee, executor, administrator or other legal or personal representative;

      (ff) "PLANS" means a plan or plans established, organized and administered to provide pensions for employees and former employees of the Corporation, or predecessor corporations and their beneficiaries;

      (gg) "PRIME RATE" means the reference rate published by the Bank of Nova Scotia for the calculation of floating interest rates and referred to as its "PRIME RATE";

      (hh)        "PROMISSORY NOTE" means a subordinated secured promissory
                  note in favour of the Vendor in the aggregate principal amount of $2,000,000, as more particularly defined in Section 3.3.

      (ii) "PURCHASED SHARES" means all of the issued and outstanding shares in the capital of the Corporation as at the Time of Closing, which, as at the date of this Agreement consist of 1,000,000 issued and outstanding Class B Common Shares in the capital of the Corporation;

      (jj)        "PURCHASE PRICE" has the meaning attributed thereto in
                  Section 2.2;

      (kk)        "PURCHASER" means Family Guidance Group Inc.;

      (ll) "REAL PROPERTY" means any real property, whether owned or leased, and used for the conduct of the Business or previously used for such purpose;

      (mm) "REGULATORY APPROVALS" means all necessary approvals, permits, sanctions, rulings, orders or consents from any Authority or self-regulatory organization within or outside of Canada with respect to the transactions contemplated by this Agreement;

      (nn) "SECURED INDEBTEDNESS" means the secured bank indebtedness of the Purchaser, existing from time to time, in the aggregate principal amount of up to $18,5000,000;

      (oo) "SUBSIDIARIES" means the subsidiaries of the Corporation set out in SCHEDULE 4.1(b);

      (pp) "TAX" means all governmental taxes, levies, duties, assessments, reassessments and other charges of any nature whatsoever, whether direct or indirect, including income tax, profits tax, gross receipts tax, corporation tax, sales and use tax, wage tax, payroll tax, worker's compensation levy, capital tax, stamp duty, real and personal property tax, land transfer tax, customs or excise duty, excise tax, turnover or value added tax on goods sold or services rendered, withholding tax, social security and unemployment insurance charges or retirement contributions, and any interest, fines, additions to tax and penalties thereon;

      (qq)        "TAX ACT" means the INCOME TAX ACT (Canada);

      (rr) "TIME OF CLOSING" means 10:00 a.m. (Toronto time) on the Closing Date or such other time as the Purchaser and the Vendor may agree upon;

      (ss)        "VENDOR" means Green Spring Canadian Holdings, Inc.; and

      (tt) "WORKING CAPITAL" means current assets less current liabilities.

1.2               CONSTRUCTION

                  In this Agreement:

      (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

      (b) the words "including", "include", and "includes" shall mean "including without limitation", "include, without limitation" and "includes, without limitation", respectively;

      (c) any reference to a statute shall mean the statute in force as at the date hereof and any regulation in force thereunder, unless otherwise expressly provided;

      (d) the use of headings is for convenience of reference only and shall not affect the construction of this Agreement;

      (e) when calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period shall end on the next Business Day;

      (f)         all dollar amounts are expressed in Canadian funds; and

      (g) any tender of documents or money under this Agreement may be made upon the parties or their respective counsel and money may be tendered by bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank.

1.3               ACCOUNTING PRINCIPLES

                  Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be GAAP, applied consistently with past practice.

1.4               KNOWLEDGE

                  Any reference herein to the knowledge of a body corporate shall refer to the knowledge of the members of management of such body corporate and all other persons involved in the operation and affairs of the Business, after due enquiry as to the relevant matters in consideration.

1.5               SCHEDULES

                  The following are the schedules annexed hereto and incorporated by reference herein and deemed to be part of this Agreement:

                                     - 7 -

         Schedule 1.1(f)            -    Audited Financial Statements
         Schedule 4.1(b)            -    Subsidiaries
         Schedule 4.1(f)            -    Licenses, permits and authorizations
         Schedule 4.1(g)            -    Capitalization
         Schedule 4.1(j)            -    Undisclosed liabilities
         Schedule 4.1(k)            -    Tax Matters
         Schedule 4.1(l)            -    Absence of Changes
         Schedule 4.1(m)            -    Unusual Transactions
         Schedule 4.1(m)(iii)       -    Wage or salary increases
         Schedule 4.1(m)(ix)        -    Liens, charges and encumbrances
         Schedule 4.1(m)(x)         -    Fees
         Schedule 4.1(n)            -    Title to Properties
         Schedule 4.1(o)            -    Leased equipment
         Schedule 4.1(p)            -    Leased real property
         Schedule 4.1(p)(ii)        -    Material Leases
         Schedule 4.1(r)            -    Fixed assets
         Schedule 4.1(t)            -    Litigation
         Schedule 4.1(u)            -    Accounts Receivable
         Schedule 4.1(v)(i)         -    Material contracts not disclosed elsewhere
         Schedule 4.1(v)(ii)        -    Unsigned Contracts
         Schedule 4.1(w)            -    Employment Matters
         Schedule 4.1(x)            -    Benefit plans
         Schedule 4.1(y)            -    Insurance
         Schedule 4.1(aa)           -    Intellectual property
         Schedule 4.1(cc)           -    Non arm's-length contracts
         Schedule 4.1(dd)           -    CHC Corporate Clients and Principal Suppliers
         Schedule 4.1(ff)           -    Bank accounts
         Schedule 4.1(kk)(i)        -    Regulatory Consents
         Schedule 4.1(kk)(ii)       -    Contractual Consents
         Schedule 9.13              -    Arbitration Procedures

DOCUMENT SCHEDULES

         Schedule 2.1         -     Form of Promissory Note
         Schedule 2.2         -     Form of Non-Competition and Non-Solicitation Agreement
         Schedule 2.3         -     Form of General Security Agreement


                                  ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED SHARES

2.1               PURCHASE AND SALE OF PURCHASED SHARES

                  Subject to the terms and conditions of this Agreement, at the Time of Closing, the Vendor shall sell to the Purchaser the Purchased Shares and the Intercorporate Notes free and clear from all liens, charges and encumbrances, and the Purchaser shall purchase such shares and notes.

2.2               PURCHASE PRICE AND ALLOCATION

                  The consideration to be paid by the Purchaser for the Intercorporate Notes shall be $8,106,293 (the "DEBT PURCHASE PRICE") and the consideration to be paid by the Purchaser for the Purchased Shares shall be $6,693,707 (the "SHARE PURCHASE PRICE" and, collectively with the Debt Purchase Price, the "PURCHASE PRICE"), subject to adjustment in accordance with Article 7.

2.3               WITHHOLDING UNDER SECTION 116 OF THE TAX ACT

                  The Vendor agrees to deliver to the Purchaser, at or before Closing, a certificate (a "CERTIFICATE") issued pursuant to Section 116 of the TAX ACT in respect of the sale of Purchased Shares containing a "certificate limit" at least equal to the Share Purchase Price.

                                    ARTICLE 3
                              CLOSING ARRANGEMENTS

3.1               PLACE OF CLOSING

                  The closing shall take place at the Time of Closing at the offices of Goodman Phillips & Vineberg LLP, Suite 2400, 250 Yonge Street, Toronto, Ontario at the Time of Closing or at such other place and time as may be agreed upon by the Purchaser and the Vendor.

3.2               DELIVERY OF CERTIFICATES AND INTERCORPORATE NOTES

                  The Vendor shall transfer and deliver to the Purchaser at the Time of Closing share certificates representing the Purchased Shares and the Intercorporate Notes duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, with such signatures guaranteed to the satisfaction of the Purchaser, and shall take such steps as shall be necessary to cause the Corporation to enter the Purchaser upon the books of the Corporation as the holder of the Purchased Shares and to issue a share certificate to the Purchaser representing the Purchased Shares purchased by it.

3.3               PAYMENT OF THE PURCHASE PRICE

                  The Purchase Price shall be paid and satisfied by the Purchaser at the Time of Closing as follows:

      (a) by delivery of a non-interest bearing secured subordinated promissory note (the "PROMISSORY Note") in the form attached as, and having the terms described in, SCHEDULE 2.1 hereto in the aggregate principal amount of $2,000,000 payable (except as provided for in Schedule 2.1) as to 50% on the first anniversary of the Closing Date and as to the balance on the second anniversary of the Closing Date; the Promissory Note shall be subordinated and postponed to the Purchaser's Secured Indebtedness;

      (b) by payment to the Vendor, on behalf of the Corporation, of the amount of $8,106,293, by certified cheque or wire transfer, representing the principal amount owing by the Corporation to the Vendor under the Intercorporate Notes at the Date of Closing; and

(c) by delivery to the Vendor of a certified cheque, wire transfer or bank draft made payable to the Vendor in an amount equal to $4,693,707.

3.4               SECURITY FOR PAYMENT

                  The Purchaser shall execute and deliver the General Security Agreement at the Time of Closing to secure all amounts payable under the Promissory Note and under this Agreement. The General Security Agreement shall form a second ranking charge against all of the property of the Purchaser, subordinated and postponed only to the Purchaser's Secured Indebtedness.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1     REPRESENTATIONS AND WARRANTIES OF THE CORPORATION, VENDOR AND GUARANTOR

                  The Corporation, Vendor and Guarantor jointly and severally represent and warrant to the Purchaser (and acknowledge that the Purchaser is relying on the representations and warranties in completing the transactions contemplated herein) that:

      (a)         CORPORATE

                  The Corporation is a corporation duly incorporated and organized and is validly existing and in good standing as an unlimited liability company under the laws of Nova Scotia and has all necessary corporate power, authority and capacity to own its properties and assets and to carry on the Business as presently conducted. The Corporation is a private company as that term is defined in the SECURITIES ACT

                  (Ontario). Neither the nature of the Business nor the location or character of the property owned or leased by the Corporation requires the Corporation (or the Subsidiaries) to be registered, licensed or otherwise qualified in any jurisdiction other than in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Prince Edward Island and the Territory of Nunavut, where as at the Time of Closing it shall be duly registered, licensed or otherwise qualified for such purpose. Copies of the articles and by-laws of the Corporation, including any amendments thereto, have been provided by the Vendor to the Purchaser.

      (b)         SUBSIDIARIES

                  The Corporation does not own, directly or indirectly, nor has it agreed to acquire (i) any of the outstanding shares or securities convertible into shares of any other corporation, or (ii) any participating interest in any partnership, joint venture or other business enterprise, other than as set out in SCHEDULE 4.1(b).

                  The Corporation owns all of the issued and outstanding shares in the capital of the Subsidiaries, and the Subsidiaries are corporations duly incorporated and organized and are validly subsisting and in good standing under the laws of their respective jurisdictions of incorporation.

      (c)         BINDING AGREEMENT, VALIDITY OF TRANSACTIONS

                  This Agreement constitutes a legal, valid, and binding obligation of each of the Corporation, Vendor and Guarantor, enforceable against each in accordance with its terms (subject, as to the enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium, and other laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies). The execution and delivery of this Agreement by the Corporation, Vendor and Guarantor the consummation of the transactions contemplated hereby and the fulfilment by the Corporation, Vendor and Guarantor of the terms, conditions and provisions hereof will not contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of the Vendor, Corporation or Guarantor under:

                       (A) to the knowledge of the  Corporation, the Vendor
                           and the Guarantor, any laws applicable to the Vendor, Corporation or Guarantor;

                       (B) any judgment, order, writ, injunction or decree of
                           any court or of any governmental, agency or instrumentality which is presently and exclusively applicable to the Vendor, Corporation or Guarantor;

                       (C) the articles, by-laws or any resolutions of the
                           Vendor, Corporation or Guarantor or amendments thereto or restatements thereof; or

                       (D) upon receipt of the Bank Consent, the provisions
                           of any agreement, arrangement or understanding to which the Vendor, Corporation or Guarantor is a party or by which it is bound.

      (d)         VENDOR AND GUARANTOR

                  The Vendor and the Guarantor are each corporations duly incorporated and organized and are validly subsisting and in good standing under the laws of their respective jurisdictions of incorporation and have all necessary corporate power, authority and capacity to enter into this Agreement, perform their respective obligations hereunder and, in the case of the Vendor, subject to the Bank Consent, own the Purchased Shares and the execution and delivery of this Agreement and the performance by the Vendor and Guarantor of their respective obligations hereunder have been duly authorized by all necessary corporate action on the part of each of the Vendor and the Guarantor, respectively.

      (e)         INTENTIONALLY DELETED

      (f)         LICENCES, PERMITS AND AUTHORIZATIONS

                  To the knowledge of the Corporation, Vendor and Guarantor, the Corporation has conducted the Business in compliance with, and the Corporation holds all licenses, permits and authorizations necessary for the lawful operation of the Business, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Authorities having jurisdiction over the Corporation or over any part of the Business, except where a failure to do so would not have a Material Adverse Effect, all material licenses, permits and authorizations necessary for the conduct of the Business are listed on SCHEDULE 4.1(f) and all of which are valid and subsisting and in good standing with no violations in respect thereof as of the date of this Agreement, except where a failure in such regard would not have a Material Adverse Effect.

      (g)         CAPITALIZATION

                  The authorized, issued and outstanding share capital of the Corporation is set out in SCHEDULE 4.1(g) hereto. The issued and outstanding share capital has been duly and validly issued and is outstanding as fully paid and non-assessable shares in the capital of the Corporation. There are no outstanding securities convertible into or exchangeable or exercisable for any shares of the capital stock of the Corporation, nor does the Corporation have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock. On the Closing Date, the Purchased Shares shall constitute all the issued and outstanding shares in the capital of the Corporation.

      (h)         OWNERSHIP OF PURCHASED SHARES

                  The Vendor is, or on Closing will be, the sole beneficial owner of the Purchased Shares free and clear of any liens, charges, encumbrances or rights of others (other than the rights of the Purchaser hereunder). Subject to the receipt of the Bank Consent, there is no contract, option or other right of another binding upon or which at any time in the future may become binding upon any Vendor or the Corporation to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Purchased Shares, other than pursuant to this Agreement.

      (i)         FINANCIAL STATEMENTS

                  The Audited Financial Statements present fairly the financial position of the Corporation and the Subsidiaries, on a consolidated basis, as at September 30, 2000 in all material respects and have been prepared in accordance with GAAP, consistently applied with prior fiscal years of the Corporation. The Audited Balance Sheet presents fairly, in all material respects, a statement of the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at September 30, 2000, and the statement of income (loss) and retained earnings (deficit) and statement of changes in cash flows forming a part of the Audited Financial Statements presents fairly, in all material respects, the results of the operations of the Corporation and the source and application of the cash flows thereof throughout the periods covered thereby.

      (j)         ABSENCE OF UNDISCLOSED LIABILITIES

                  Except to the extent reflected or reserved against in the Audited Balance Sheet (including the notes thereto) or incurred subsequent to the date thereof and disclosed in
                  SCHEDULE 4.1(j) and except normal trade creditors payable in the ordinary and normal course of business and customers of the Corporation, neither the Corporation nor its Subsidiaries have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind whether or not such obligations or commitments are presently considered liabilities of the Corporation or its Subsidiaries under GAAP.

      (k)         TAX MATTERS

                    (i) Adequate provision has been made by the Corporation in the Audited Balance Sheet for any Taxes due and unpaid in respect of the Corporation and its Subsidiaries at the date of the Audited Balance Sheet, or for the payment of any Tax instalments due as of such date. Except to the extent reflected or reserved against in the Audited Balance Sheet or as disclosed in SCHEDULE 4.1(k), the Corporation and its Subsidiaries are not liable for any Taxes. Canadian federal and provincial income tax assessments or reassessments have been received by the Corporation and the Subsidiaries covering all past periods through the most recently completed fiscal year of the Corporation, and, other than as disclosed in
                           SCHEDULE 4.1(k), the Corporation and the Subsidiaries have paid all such assessments and reassessments. Other than as disclosed in SCHEDULE 4.1(k), there are no notices of objection or appeals outstanding with respect to any assessment, reassessment or determination of the Corporation or the Subsidiaries by any Authority. Other than as disclosed in SCHEDULE 4.1(k) there are no actions, suits, audits, investigations, claims or other proceedings pending or, to the knowledge of the Vendor, the Corporation and the Guarantor, after due enquiry, threatened, against the Corporation or the Subsidiaries in respect of any Taxes. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax return or the payment of any Taxes by the Corporation or the Subsidiaries;

                   (ii) The Corporation and its Subsidiaries have on a timely basis filed all material Tax returns, information returns, elections or designations required to be filed by it pursuant to any Tax legislation. No such filing has contained any material misstatement or omitted any statement of any material fact that should have been included therein. Neither the Corporation nor its Subsidiaries have filed nor are they required to file any material Tax returns, information returns or designations in any jurisdiction outside Canada;

                  (iii) Other than as disclosed in SCHEDULE 4.1(k), the Corporation and the Subsidiaries have each withheld and remitted to the proper authority, or where permitted by law provided security for, on a timely basis and in a form required under the appropriate Tax legislation, all amounts in respect of Taxes, including Canada Pension Plan contributions and unemployment insurance premiums and any other deductions required to be withheld and remitted by it;

                   (iv) There is no deductible outlay or expense owing by the Corporation or the Subsidiaries to a person with whom it was not dealing at arm's length at the time the outlay or expense was incurred which is unpaid and which will be included in the Corporation's income for any taxation year ending on or after the Closing Date;

                      (v) Other than as disclosed in SCHEDULE 4.1(k), the Corporation and the Subsidiaries do not have any loans or indebtedness outstanding which have been made to directors, former directors, officers, shareholders or employees of the Corporation or the Subsidiaries or to any person or corporation not dealing at arm's length with any of the foregoing;

                     (vi) The Corporation is a registrant for purposes of the ETA, and its registration number is 12000670;

                    (vii) Neither the Corporation nor the Subsidiaries have either directly or indirectly, transferred property to or acquired property from a Person with whom the Corporation or the Subsidiaries, as the case may be, were not dealing at arm's length for consideration other than consideration equal to the fair market value of the property at the time of the disposition or acquisition thereof;

                    (viii) The Corporation is not a financial institution within the meaning of ETA; and

                     (ix) To the knowledge of the Corporation, the Vendor and the Guarantor, the Corporation is not a party to any elections made under the ETA.

      (l)         ABSENCE OF CHANGES

                  Since September 30, 2000:

                    (i) except as disclosed in SCHEDULE 4.1(l), no material adverse change has occurred in any of the assets, business, financial condition, results of operation or prospects of the Corporation and the Subsidiaries nor has any other event, condition or state of facts occurred or arisen that might materially and adversely affect, or threaten to materially and adversely affect, the Corporation or the Subsidiaries, or the business, results of operations or prospects of the Corporation or the ability of any of the Corporation to carry on its business substantially the same as if such business was being conducted as of September 30, 2000 and

                   (ii) no damage, destruction or loss, labour trouble or any other event, development or condition of any character (whether or not covered by insurance) has occurred which might have a Material Adverse Effect.

      (m)         ABSENCE OF UNUSUAL TRANSACTIONS

                  Since September 30, 2000, the Corporation and the Subsidiaries have not:

                    (i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the Audited Balance Sheet or cancelled any material debts or material claims except in each case in the ordinary and normal course of business;

                    (ii) incurred or assumed any material obligation or material liability (direct or contingent), except those listed in SCHEDULE 4.1(j) hereto and except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

                    (iii) issued or sold any shares in its capital or any warrants, bonds, debentures or other corporate securities of the Corporation or issued, granted or delivered any right, option or other commitment for the issuance of any such other securities;

                    (iv) except as disclosed in SCHEDULE 4.1(m), discharged or satisfied any lien or encumbrance, or paid any material obligation or material liability (fixed or contingent) other than liabilities included in the Audited Balance Sheet and liabilities incurred since the date thereof in the ordinary and normal course of business;

                    (v) declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares thereof or effected any subdivision, consolidation or reclassification of any such shares or repaid in full or in part any shareholder loans;

                    (vi) except as disclosed in SCHEDULE 4.1(m), suffered a material operating loss or any material extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and normal course of business;

                    (vii) amended or changed or taken any action to amend or change its constating documents or by-laws;

                    (viii) made any wage or salary increases or in respect of
                           personnel which it employs, other than those made in the ordinary course of business or as provided for in
                           SCHEDULE 4.1(m)(viii);

                    (ix) other than in the ordinary course of business and except as disclosed in SCHEDULE 4.1(m)(ix), mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible;

                    (x) other than in the ordinary course of business and except as disclosed in SCHEDULE 4.1(m)(x), paid or become liable for any management fee or any other fee or charge whatsoever to the Vendor or any Person who is an associate of the Vendor, (as defined in the BUSINESS CORPORATIONS ACT (Ontario)) or paid or agreed to pay any bonus or like payment to any Person;

                    (xi) loaned or agreed to lend money to any Person, including a shareholder; or

                    (xii) authorized or agreed or otherwise become committed to any of the foregoing.

      (n)         TITLE TO PROPERTIES

                  Except as disclosed in the Audited Balance Sheet or in
                  SCHEDULE 4.1(n) hereto, the Corporation and the Subsidiaries have good and marketable title to all of their respective material properties, interests in properties and assets, including those reflected on the Audited Balance Sheet or acquired since the date of the Audited Balance Sheet (except as since transferred, sold or otherwise disposed of in the ordinary and normal course of business), free and clear, in all material respects, of all mortgages, pledges, liens, title retention agreements, encumbrances or charges of any kind or character.

      (o)         LEASES OF PERSONAL PROPERTY

                  SCHEDULE 4.1(o) sets forth a true and complete list in all material respects, of all equipment, other personal property and fixtures, having a book value in excess of $5,000 per item, in the possession or custody of the Corporation or the Subsidiaries which, as of the date hereof, is leased or held under licence or similar arrangement and of the leases, licenses, agreements, or other documentation relating thereto.

      (p)         LEASES OF REAL PROPERTY

                    (i)    Other than the leases and subleases referred to in
                           SCHEDULE 4.1(p), the Corporation is not a party to or bound by any lease, sublease, license or other instrument relating to real property and the Corporation has not entered into any other instrument relating to real property. All interests held by the Corporation under such leases or subleases are free and clear of any and all liens, charges and encumbrances of any nature and kind whatsoever.

                    (ii) All leases or subleases entered into by the Corporation and which are referred to in SCHEDULE 4.1(p)(ii) are in good standing and in full force and effect without amendment except as otherwise set out in SCHEDULE 4.1(p)(ii), and the Corporation is entitled to the benefit of all such leases or subleases.

                    (iii) Except as otherwise set out in SCHEDULE 4.1(p), all amounts of rent and other invoiced amounts presently owing under the leases or subleases to which the Corporation is a party, have been paid.

                    (iv) The Corporation and each of the landlords of the leased real property identified in SCHEDULE 4.1(p)(ii) have complied with all of their respective obligations under the leases or subleases to which it is a party, and the Corporation and such landlords are not in default or breach and have not received a notice of default or breach of their respective obligations under such leases or subleases.

      (q)         REAL PROPERTY

                  The Corporation and the Subsidiaries do not own any real property nor, except for the leases referred to in SCHEDULE 4.1(p), any interest in real property.

      (r)         FIXED ASSETS

                  SCHEDULE 4.1(r) sets out a list of all of the tangible assets, machinery, equipment, vehicles, furniture, office equipment and computer hardware and software having a book value of at least $1,000 per item, wherever situate and owned by the Corporation and/or the Subsidiaries and also sets out any encumbrances on such assets.

      (s)         CONDITION OF ASSETS

                  To the knowledge of the Corporation, Vendor and Guarantor, all material tangible assets owned or leased by the Corporation or the Subsidiaries used in or in connection with the Business or any part thereof are in good condition, repair and (where applicable) proper working order, having regard to the use and age thereof, except only for reasonable wear and tear.

      (t)         LITIGATION

                  Except as disclosed in SCHEDULE 4.1(t) there is no suit, action, dispute, civil or criminal litigation, claim, arbitration or legal, administrative or other proceeding or governmental investigation, complaint to any professional body or Authority, including appeals and applications for review (collectively, "CLAIMS") or, to the best of the Corporation's, Vendor's and Guarantor's knowledge, pending or threatened against the Corporation or the Subsidiaries or affecting any of their respective assets or properties or the Business. There are no facts or circumstances known to the Corporation, Vendor or Guarantor which are reasonably likely to give rise to any such Claims. Except as disclosed in SCHEDULE 4.1(t), there is not presently outstanding against the Corporation or the Subsidiaries any judgement, execution, decree, injunction, rule or order of any court, Authority, administrative agency or arbitrator.

      (u)         ACCOUNTS RECEIVABLE

                  SCHEDULE 4.1(u) sets forth a detailed aged list of the accounts receivable (the "ACCOUNTS RECEIVABLE") of the Corporation and the Subsidiaries as at November 30, 2000 which list is true and correct. The Accounts Receivable of the Corporation set out in SCHEDULE 4.1(u) are, and all other accounts receivable at the Time of Closing shall be, BONA FIDE and good and collectible at their face amounts in the ordinary course of business and consistent with past practices (subject to no defence, counterclaim or set-off) except to the extent of any reserves provided for doubtful accounts in the ordinary course of business. All Accounts Receivable which will be outstanding on the Closing Date:

                  (i) are fairly presented, in all material respects, on the Audited Balance Sheet or, with respect to Accounts Receivable created after September 30, 2000 and through the date of this Agreement, will have been fairly presented, in all material respects, in the books and records of the Corporation and will be fairly presented, in all material respects, on the Closing Date Statements; and

                  (ii) are and will be as at the Closing Date, fully collectable, net of reserves, to the knowledge of the Vendor, the Corporation and the Guarantor.

      (v)         MATERIAL CONTRACTS

                  Except for the liens, charges and encumbrances referred to in
                  SCHEDULE 4.1(m)(ix), the leases and agreements referred to in
                  SCHEDULE 4.1(o), the leases of Real Property referred to in
                  SCHEDULE 4.1(p), the written employment contracts referred to in SCHEDULE 4.1(w) and the contracts and agreements (including government grants or incentives) referred to in SCHEDULES 4.1(v)(i) and 4.1(v)(ii) and except as otherwise disclosed in the Audited Financial Statements, the Corporation is not a party to or bound by any material contract or material commitment either now or in the future, whether oral or written. To the knowledge of the Corporation, Vendor and Guarantor, the contracts and agreements referred to in
                  SCHEDULE 4.1(v)(i) are all in full force and effect unamended and no default exists in respect thereof on the part of any of the parties thereto. The Corporation is providing services under the material unsigned contracts referred to in SCHEDULE
                  4.1(v)(ii) (together with non-material unsigned contracts, the "UNSIGNED CONTRACTS") on the same basis as if such contracts were fully executed, current and in good standing. To the knowledge of the Corporation, the Vendor and the Guarantor, the Corporation is not in default or in breach of, nor has the Corporation received any notice, threat or allegation of a breach of, any contract, commitment, or Unsigned Contract to which it is a party (or under which it is currently providing services) and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach, and all such contracts and commitments (other than the Unsigned Contracts) are in good standing and in full force and effect without amendment thereto and the Corporation is entitled to all benefits thereunder.

      (w)         EMPLOYMENT MATTERS

                  (i) SCHEDULE 4.1(w) contains a complete and accurate list of all employees and independent contractors and consultants (including those on retainer with the Corporation) of the Corporation and the Subsidiaries, their respective positions, dates of hire (or commencement of services, as the case may be) with the Corporation, or any predecessors of the Corporation or the Subsidiaries, current salaries, fees, and other remunerations (other than pursuant to the Corporation's standard benefit plans).

                  (ii) There are no contracts of employment entered into with any employees employed by the Corporation or the Subsidiaries which are not terminable in accordance with applicable law and the Corporation and the Subsidiaries have not entered into any agreements with such employees with respect to the termination of employment. Neither the Corporation nor the Subsidiaries has any obligation to re-instate any employees.

                  (iii) From September 30, 2000 up to the Time of Closing, other than in the ordinary course of business, the Corporation will not have terminated, laid-off or dismissed (whether such dismissal is actual or constructive) any employees of the Corporation or terminated any contract for services to the Corporation to which the Corporation is a party, whether written or verbal.

                  (iv) All liabilities in respect of employees and other persons providing services to the Corporation have or shall have been paid in the ordinary course of business, to the Closing Date, including premium contributions, remittance and assessments for unemployment insurance, employer health tax, Canada Pension Plan, income tax, Workers' Compensation, source deductions and any other employment related legislation, accrued wages, Taxes, salaries, commissions and employee benefit plan payments.

                  (v) Except as set out in SCHEDULE 14.1(k), There are no outstanding or, to the knowledge of the Corporation, the Vendor and the Guarantor, pending, threatened or anticipated assessments, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits against the Corporation, the Subsidiaries or their respective directors, officers or agents pursuant to or under any applicable rules, regulations, orders or laws, including Canada Pension Plan, unemployment insurance, Tax, employer health tax, employment standards, labour relations, occupational health and safety, human rights, workers' compensation and pay equity laws.

                  (vi) Neither the Corporation nor the Subsidiaries have made any agreements, whether directly or indirectly, with any labour union, employee association or other similar entity or made commitments to or conducted negotiations with any labour union or employee association or similar entity with respect to any future agreements. To the knowledge of the Corporation, the Vendor and the Guarantor, no trade union, employee association or other similar entity has any bargaining rights acquired by either certification or voluntary recognition with respect to the employees of the Corporation or the Subsidiaries. Neither the Corporation, the Vendor or the Guarantor is aware of any current attempts to organize or establish any other labour union, employee association or other similar entity.

                  (vii) Except as disclosed in SCHEDULE 4.1(w), there are no outstanding employment proceedings of any kind (including unfair labour complaints, grievances, arbitrations or applications for declaration of successor employer) in respect of the Corporation or the Subsidiaries.

                 (viii) All vacation pay, bonuses, commissions and other emoluments relating to the employees of the Corporation and the Subsidiaries are presented fairly, in all material respects, and have been accrued in the financial records of the Corporation.

      (x)         PENSION AND BENEFIT MATTERS

                  Except as disclosed in SCHEDULE 4.1(x), there is not now and on the Closing Date there will not be any benefit plans or Plans established by or for the Corporation for its employees.



      (y)         INSURANCE

                  SCHEDULE 4.1(y) is a true and complete list setting forth all insurance policies (specifying the issuer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by the Corporation with respect to its assets, property and undertaking and the Business as of the date hereof. All of the Corporation's insurance coverage will be continued in full force and effect (with all premiums paid) up to and including the Closing Date. The Corporation is not in default, whether as to the payment of premium or otherwise, under the terms of any such policies. The Corporation has not failed to give any notice or present any claim under any such policies in due and timely fashion. Nothing has been done or omitted to be done by the Corporation which could make any policy of insurance void or voidable.

      (z)         COPIES OF AGREEMENTS, ETC.

                  True, correct and to the knowledge of the Corporation, the Vendor and the Guarantor, complete copies of all material mortgages, leases, agreements, instruments, policies of insurance, and other documents listed in the schedules hereto have been delivered to the Purchaser.

      (aa)        INTELLECTUAL PROPERTY

                  SCHEDULE 4.1(aa) lists all material domestic and foreign inventions, patents, trade-marks, proposed trade marks, trade names, copyrights, industrial designs, business names, certification marks, distinguishing guises, business styles, software (including, without limitation, all internally developed software (i.e., EASE) and the Corporation's disability management software), source code and other intellectual property, whether or not registered, that are owned by or licensed to the Corporation, and all applications in respect thereof (collectively, the "INTELLECTUAL PROPERTY"), including particulars of any registration thereof, details of all applications for registration in respect thereof and, where unregistered, the date of first use thereof. The Corporation is the sole owner of the Intellectual Property and, to the knowledge of the Corporation, the Vendor and the Guarantor, the Intellectual Property is free and clear of any claims, encumbrances or charges and the Corporation has not used or enforced, or failed to use or enforce, the Intellectual Property in any manner which could limit its validity or result in its invalidity, except where such failure would not have a Material Adverse Effect. Except as disclosed in SCHEDULE 4.1(aa), there has been no material infringement or violation of the Corporation's rights in and to the Intellectual Property or any trade secrets or confidential information, nor any material claim of adverse ownership, invalidity or other opposition to or conflict with any of the Intellectual Property. The Corporation is not and has not engaged in any activity that violates or infringes, in any material respect, any intellectual property rights of any Person.

      (bb)        COMPLIANCE WITH LAWS

                  To the knowledge of the Corporation, Vendor and Guarantor, the Corporation is in compliance with, and will, at the Closing Date, have filed all reports or returns required under, all laws, regulations, orders, judgments or decrees applicable to it, except where a failure to so file, would not result in a Material Adverse Effect.

      (cc)        CONTRACTS WITH NON-ARM'S LENGTH PERSONS

                  Except as set forth in SCHEDULE 4.1(cc), there are no existing contracts or arrangements to which the Corporation is a party in which the Vendor, any director or officer of the Corporation or any other Person not dealing at arm's length with the Vendor, the Corporation or any director or officer of the Corporation has an interest, whether directly or indirectly, including, without limitation, arrangements for the payment of management or consulting fees of any kind whatsoever.

      (dd)        CUSTOMERS AND SUPPLIERS

                  SCHEDULE 4.1(dd) sets out the principal suppliers (being the suppliers of the Corporation providing goods and/or services to the corporation having an invoiced cost of at least $20,000 per year) and all of the corporate customers of the Corporation and since October 5, 2000 there has been no termination or cancellation of, and no material modification or change in, the Corporation's business relationship with any such principal supplier, any of the top 50 corporate customers or group of top 50 corporate customers or principal suppliers. Except as described in SCHEDULE 4.1(dd), the Corporation has not been advised, whether orally or in writing, that the benefits of any relationship with any of the corporate customers or principal suppliers of the Corporation will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement.

      (ee)        AGREEMENTS RESTRICTING BUSINESS

                  The Corporation is not a party to any agreement or arrangement which restricts the freedom of the Corporation to carry on the Business, including any contract or agreement which contains covenants by the Corporation not to compete in any line of business with any other Person.

      (ff)        BANK ACCOUNTS, ETC.

                  There is set forth in SCHEDULE 4.1(ff) hereto the name of each bank or other depository in which the Corporation and the Subsidiaries maintain any bank account, trust account or safety deposit box and the names of all persons authorized to draw thereon or who have access thereto.

      (gg)        ABSENCE OF GUARANTEES

                  Neither the Corporation nor the Subsidiaries have given or agreed to give, or is a party to or bound by, any guarantee of indebtedness, indemnity, bond or suretyship or other obligations of another Person or Persons or any other commitment by which the Corporation or the Subsidiaries is, or is contingently, responsible for such indebtedness or other obligations except as specifically provided for or referred to in this Agreement or in any schedule hereto, save for the Chase Manhattan Bank, which guarantee the Vendor undertakes to have released on or before Closing.

      (hh)        COMPUTER SYSTEMS

                  Other than the computer system referred to as "Ease" which is under development by the Corporation, the Corporation's computer systems, including but not limited to mainframes, mini-computers, personal computers, special purpose systems and software are fully operational and have documentation describing, among other things, the operation of the hardware, software, required maintenance and other operational procedures, all operating systems, applications and utilities.

                  Other than the computer system referred to as "Ease" which is under development by the Corporation, the software employed by the Corporation in connection with the Business and its respective elements have been assembled in a workmanlike manner and in accordance with industry standards of design and implementation and such software will meet or exceed all performance, functionality and other technical specifications required in accordance with the operation thereof and specified in the documentation relating thereto.

      (ii)        CORPORATE RECORDS

                  The minute books of the Corporation will contain at the Closing Date, accurate and complete minutes of all meetings and resolutions of its directors and shareholders held since their incorporation. All resolutions of the Corporation were duly passed and all meetings of the Corporation were duly held, and its share certificate books and share certificate registers are, and will at the Closing Date be, complete and accurate and shall reflect all transactions contemplated by this Agreement.

      (jj)        RIGHT TO SELL

                  Subject to the receipt of the requisite Consents and Bank Consents, the Vendor has the exclusive right to dispose of the Purchased Shares as provided in this Agreement and, to the knowledge of the Corporation, Vendor and Guarantor, such disposition will not violate, contravene, breach or offend against, result in any default under, entitle any other party thereto to terminate its obligations under or result in any material adverse change in the terms or conditions of any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgement, decree or law to which any of the Vendor, the Corporation is a party or subject or by which the Vendor or the Corporation is bound or affected.

      (kk)        CONSENTS

                  (i)  Regulatory Consents

                  To the knowledge of the Corporation, Vendor and Guarantor, except as set out in SCHEDULE 4.1(kk)(i), no consent, approval or authorization of, or declaration, filing (other than administrative filings with Tax authorities, companies registries and the like) or registration with, any Authority is required to be made or obtained by the Corporation or the Vendor prior to, or as a condition of, the consummation of the transactions contemplated in this Agreement.

                  (ii) Contractual Consents

                  Except as set out in SCHEDULE 4.1(kk)(ii) no consents are required to be obtained by the Corporation pursuant to any contract to which the Corporation is a party in connection with the transactions contemplated hereby, except where a failure to obtain such consent would not have a Material Adverse Effect. SCHEDULE 4.1(kk)(ii) sets out the name of the party from whom such consent is required, the agreement in respect of which such consent relates, and the contact information of such party. SCHEDULE 4.1(kk)(ii) also sets out all material contracts in respect of which consent from a third party is required to disclose to the Purchaser the existence or contents thereof or any other material aspect of the business of the Corporation (the "CONFIDENTIAL CONTRACTS").

      (ll)        POWERS OF ATTORNEY

                  The Corporation has not given any power of attorney relating to the Business to any Person for any purpose whatsoever.

      (mm)        ENVIRONMENTAL MATTERS

                  The Business has been and is being carried on (and the business of the Corporation has been carried on by its predecessors) and the processes and undertakings of the Corporation have been and are being conducted in compliance with common law and all applicable Environmental Laws and Environmental Orders. Neither the Corporation, the Vendor nor the Guarantor knows or has reasonable grounds to know, of any fact which could give rise to a notice of non-compliance with any Environmental Laws or Environmental Orders.

      (nn)        COMPETITION ACT

                  The Vendor, together with its affiliates (as defined in the COMPETITION ACT (Canada)), have assets in Canada with an aggregate value of less than $400 million, as shown on the audited financial statements of the Vendor and its affiliates for the fiscal year ending September 30, 2000, which were prepared in accordance with generally accepted accounting principles normally used by each of them.

      (oo)        BROKERS

                  Other than Capital Canada Limited, the Vendor and the Corporation have not engaged any broker or other agent in connection with the transactions contemplated in this Agreement and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to act or have acted for the Vendor or the Corporation, other than to Capital Canada Limited. The Vendor is responsible for any such payments to Capital Canada Limited.

      (pp)        FULL DISCLOSURE

                  To the knowledge of the Corporation, Vendor and Guarantor, none of the foregoing representations and statements of fact contains any untrue statement of a material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Corporation and its properties, business and affairs. There is no fact that the Corporation, Vendor or Guarantor has not disclosed to the Purchaser in writing or, so far as the Corporation, Vendor or Guarantor can foresee, that might have a Material Adverse Effect or that might materially adversely effect the ability of the Corporation, Vendor or Guarantor to perform their respective obligations under this Agreement.

4.2               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Vendor (and acknowledges that the Vendor is relying on the representations and warranties in completing the transactions contemplated hereby) that:

      (a)         CORPORATE

                  The Purchaser is a corporation duly incorporated under the laws of the province of Ontario and has not been dissolved.

      (b)         AUTHORITY

                  The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and the execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder has been duly authorized by all necessary corporate action on the part of the Purchaser.

      (c)         ENFORCEABILITY

                  This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium, and other laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies). The execution and delivery of this Agreement by the Purchaser, the consummation of the transactions contemplated hereby and the fulfilment by the Purchaser of the terms, conditions and provisions hereof will not contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of the Purchaser under:

                        (A)  any laws applicable to the Purchaser;

                        (B) any judgement, order, writ, injunction or decree of any court or of any Authority which is presently applicable to the Purchaser;

                        (C) the articles, by-laws or any resolutions of the Purchaser or any amendments thereto or restatements thereof; or

                        (D) the provisions of any agreement, arrangement or understanding to which the Purchaser is a party or by which it is bound.

      (d)         PURCHASER NOT NON-CANADIAN

                  The Purchaser is not a "non-Canadian" within the meaning of the INVESTMENT CANADA ACT (Canada).

      (e)         BROKERS

                  The Purchaser has not engaged any broker in connection with the transactions contemplated in this Agreement and, accordingly, there is no commission, fee or other remuneration payable to any broker who purports or may purport to have acted for the Purchaser.

4.3               NON-WAIVER

                  No investigations made by or on behalf of any party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the other parties herein or pursuant hereto.

4.4               NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties of the Vendor contained in this Agreement or in any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Purchaser as follows:

       (a) as to the representations and warranties contained in sections 4.1(a), (b), (c), (g), (h), (n) and (t)
                  indefinitely;

       (b) as to all Tax matters, until the date following expiration of all periods allowed for objecting and appealing the determination of any proceedings relating to any assessment or reassessment of the Corporation by any Taxing authority in respect of any taxation period ending on or prior to the Closing or in which the Closing occurs unless a BONA FIDE notice of a claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice apply shall survive in respect of that claim until the final determination or settlement of the claim; and

       (c) as to all other matters, for a period of three years, unless a BONA FIDE notice of a claim shall have been given in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

4.5               SURVIVAL OF PURCHASER'S REPRESENTATIONS AND WARRANTIES

                  The representations and warranties of the Purchaser contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Vendor for a period of three years, unless a BONA FIDE notice of claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

                                     ARTICLE 5
                    COVENANTS OF THE PARTIES PRIOR TO CLOSING

5.1               OPERATIONS BEFORE CLOSING

                  Except as otherwise contemplated or permitted by this Agreement, during the period from the Effective Date to the Time of Closing, the
Vendor:

       (a) shall maintain the goodwill of the Corporation and of all persons having business relations with the Corporation and shall continue to operate, in consultation with the Purchaser, the Business in the ordinary course consistent with past practice, including, with the prior written consent of the Purchaser, paying and satisfying all Debts and obligations of the Corporation as such Debts and obligations mature;

       (b) shall not, without the prior written consent of the Purchaser, perform or make any act or decision to enter into any contract, commitment or transaction not in the ordinary course of business or which could reasonably have a Material Adverse Effect, or which could constitute a breach of the covenants, representations or warranties of the Vendor contained in this Agreement or which could cause such covenants, representations and warranties not to be true at the Time of Closing, including:

                  (i) entering into commitments acquiring or initiating new businesses or undertakings or assuming any commitment or obligation (by written agreement or otherwise) or selling, encumbering or otherwise disposing or distributing any assets, in each case, except in the ordinary course of business consistent with past practice. For purposes hereof, a commitment, obligation or asset will be deemed to be material if, among other things, it alone has a value in excess of $25,000 or all such commitments and obligations have a value of more than $50,000 in the aggregate;

                  (ii) entering into any employment, labour, consulting or service contracts, except in the ordinary course of business consistent with past-practice and as disclosed in the Schedules to this Agreement;

                  (iii) terminating any employment agreements or giving notice of termination except in the ordinary course of business consistent with past practice;

                  (iv) initiating or settling any litigation to which the Corporation may be or may become a party;

                  (v) entering into any transaction, understanding or arrangement with any Person or Persons with whom it is not acting at arm's length;

                  (vi) incurring any additional indebtedness, other than in the ordinary course of business, which, in the aggregate, exceeds $20,000; or

                  (vii) except for negotiations disclosed in SCHEDULE 4.1(p)(ii), amending, revising, renewing or terminating any lease, licence, registered user or any other material agreement to which the Corporation may be a party or which may affect the Business or the Purchased Shares or Intellectual Property (whether domestic or foreign and whether registered or unregistered relating to the Business);

       (c) shall give notice to the Purchaser of any potential default or breaches of representations, warranties or covenants of the Vendor, or any other material matter which may affect the Business or the Purchased Shares, forthwith upon becoming aware of such matters;

       (d) shall obtain the Bank Consent and the release of any guarantees made by the Corporation and the Subsidiaries in favour of the Chase Manhattan Bank or otherwise to the benefit of the Vendor or the Guarantor or their affiliates;

       (e) shall continue to maintain in full force and effect all policies of insurance currently in effect in respect of the Business and give all notices and present all claims under all policies of insurance in a due and timely fashion;

       (f)        shall use its best efforts to ensure that there will not be:

                  (i) any material adverse change in the condition or operations of the business, assets or financial condition of the Corporation other than changes in the ordinary and normal course of business, none of which might have a Material Adverse Effect; or

                  (ii) any damage, destruction or loss, labour trouble or any other event, development or condition of any character (whether or not covered by insurance) which might have a Material Adverse Effect;

       (g) shall ensure that the Corporation will not, without the prior written consent of the Purchaser:

                  (i) issue or sell any shares in its capital, or any warrants, bonds, debentures or other securities of the Corporation or issue, grant or deliver any right, option or other commitment for the issuance of any such other securities;

                  (ii) discharge or satisfy any lien or encumbrance, or pay any obligation or liability (fixed or contingent) other than liabilities disclosed in the Audited Balance Sheet (excluding the Intercorporate Notes) and liabilities incurred after the date thereof in the ordinary and normal course of business consistent with past practice;

                  (iii) suffer a loss, or waive any rights of substantial value, or enter into any commitment or transaction, in all cases not in the ordinary and normal course of business consistent with past practice, where such loss, rights, commitment or transaction has or would have a Material Adverse Effect;

                  (iv) amend or change or take any action to amend or change its constating documents or by-laws or any contract (including leases);

                  (v) make any general wage or salary increase, pay any bonuses or extraordinary payments or enter into any employment agreements in respect of personnel which it employs, except in the ordinary course of business;

                  (vi) except as disclosed in SCHEDULE 5.1, pay or become liable for any management fee or any other fee or charge whatsoever to the Vendor or any Person who is an associate of the Vendor or pay or agree to pay any bonus or like payment to any Person;

                  (vii) lend or agree to lend money to any Person, including a shareholder, except in the ordinary course of business; or

                  (viii) authorize or agree or otherwise become committed to any of the foregoing;

       (h) shall cause the Corporation to pay all payables and collect all receivables in a timely manner in the ordinary course of business consistent with past practice; and

       (i) shall not have discussions with any Person with a view to selling, directly or indirectly, the Purchased Shares.

5.2               APPROVALS AND CONSENTS

       (a) The Corporation shall forthwith use its reasonable best efforts to obtain as of the Time of Closing all Consents and Regulatory Approvals, and shall comply with any conditions thereof, which are required in connection with the completion of the transactions contemplated by this Agreement, the execution of this Agreement, and the closing or the performance of any of the terms and conditions hereof, including, without limitation, any consents required to disclose the Confidential Contracts to the Purchaser.

       (b) The Purchaser shall forthwith file the notice, take all steps reasonably necessary and in the Purchaser's control and use its best efforts to ensure that the purchase and sale of the Purchased Shares and the completion of the transactions contemplated by this Agreement are allowed under the INVESTMENT CANADA ACT (Canada) and shall make all filings required to be made by the Purchaser under the COMPETITION ACT (Canada).

5.3               PAYMENT OF INTERCOMPANY INDEBTEDNESS

                  The Purchaser shall provide the Corporation with any amounts necessary to ensure payment in full of the amount of $2,487,246, representing all intercompany indebtedness, other than the Intercorporate Notes, between the Vendor and its affiliates, on the one and, and the Corporation, on the other hand, net of all intercompany receivables.

5.4               CONFIDENTIALITY

                  No public disclosure of any kind shall be made or permitted in respect of the subject matter of this Agreement by any party without consultation with and the consent of the other parties (such consent not to be unreasonably withheld) except for such disclosure as may be required by law or the rules and regulations of any stock exchange of which such party is subject. The parties acknowledge that there will be a public announcement or announcements as soon as is reasonably practicable following the execution and delivery hereof and in such form as is approved by the Vendor and the Purchaser.

                  Until the Closing, the Purchaser shall not (and shall use its best efforts to ensure that its agents, employees, officers and directors do not) without the prior written consent of the Vendor, disclose or permit to be disclosed any confidential information relating to the Vendor except such information as is or becomes (i) available to the Purchaser from third parties not subject to an undertaking of confidentiality; (ii) generally available to the public other than as a result of a breach by the Purchaser hereunder; or
(iii) required to be disclosed under applicable law; and except such information as was in the possession of the Purchaser prior to obtaining such information from the Vendor as to which the fact of prior possession the Purchaser shall have the burden of proof. This section does not prohibit disclosure to the professional advisors, bankers and employees of the Purchaser who need to know such information, or to the extent necessary to authorize the purchase and sale of the Purchased Assets pursuant to this Agreement, or as may be required by law.

5.5               ACCESS AND INFORMATION

                  The Vendor will cause the Corporation to provide the Purchaser and its agents, accountants, and lawyers full access at all reasonable times to the Corporation's assets, facilities, books, records, other documents and materials, and appropriate management/supervisory personnel, suppliers and customers and provide all other cooperation and assistance necessary or desirable in order for the Purchaser to conduct such investigations as it deems necessary in order to effect the transactions contemplated hereby and monitor the operation of the Business.

                  The Vendor shall provide the Purchaser with copies of all Confidential Contracts at least 3 Business Days prior to the Closing Date.

5.6               PURCHASER'S OPTION IF DAMAGE, ETC.

                  If any of the assets of the Corporation are damaged or destroyed or appropriated, expropriated or seized by any person, on or prior to the Closing Date, the Vendor shall give the Purchaser notice thereof forthwith after such action comes to its attention and the Purchaser shall have the option:

                 (i) to reduce the Purchase Price by an amount equal to the cost of repair or, if appropriated, expropriated, seized, destroyed or damaged beyond repair, by an amount equal to the replacement cost of such assets and to complete the purchase, in which event, the Vendor shall be entitled to all proceeds of insurance and all proceeds and claims relating to the applicable event; or

                  (ii) to reduce the Purchase Price by an amount equal to the deductible amounts of the relevant insurance policies and to complete the purchase, in which event, all proceeds of insurance paid to the Vendor and all right and claims of the Vendor to any such amounts not paid by the Closing Date shall be assigned to the Purchaser.

5.7               NATURE AND SURVIVAL OF COVENANTS

                  Except as may otherwise be provided in this Agreement, the covenants of the Vendor and the Purchaser, as the case may be, set forth in this Agreement shall not merge on Closing and shall survive the Closing and, notwithstanding the Closing, shall continue in full force and effect for the benefit of the Purchaser and the Vendor, as the case may be, indefinitely.

                                   ARTICLE 6
                     CONDITIONS PRECEDENT TO THE PERFORMANCE
            BY THE PARTIES OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

6.1               THE PURCHASER'S CONDITIONS

                  The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser):

       (a)        REPRESENTATIONS AND WARRANTIES

                  All representations and warranties of the Vendor and the Guarantor made in or pursuant to this Agreement shall be true and correct with the same force and effect as if made at and as of the Time of Closing, and the Vendor and the Guarantor shall have delivered to the Purchaser at the Time of Closing a certificate dated the Closing Date under corporate seal, duly executed by a senior officer of each of the Vendor and the Guarantor acceptable to the Purchaser, to such effect. The receipt of such certificate and the closing of the transaction of purchase and sale provided for in this Agreement shall not be nor deemed to be a waiver of the representations and warranties of the Vendor and the Guarantor contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Purchaser as provided in Article 4.

       (b)        PERFORMANCE OF OBLIGATIONS

                  The Vendor shall have performed or complied with, in all respects, all of its obligations, covenants and agreements in this Agreement which are to be performed or complied with by the Vendor at or prior to the Time of Closing, and the Vendor shall have delivered to the Purchaser at the Time of Closing a certificate dated the Closing Date, duly executed by a senior officer of the Vendor acceptable to the Purchaser, to such effect.

       (c)        RECEIPT OF CLOSING DOCUMENTATION

                  All documentation relating to the due authorization and completion of the purchase and sale of the Purchased Shares and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Vendor of its obligations, covenants and agreements under this Agreement shall be satisfactory to the Purchaser and its counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to the Purchaser and its counsel, acting reasonably.

       (d)        CLOSING OPINIONS

                  The Purchaser shall have received opinions dated the Closing Date from Nova Scotia, Quebec and U.S. Counsel for the Corporation, Subsidiaries, Vendor and Guarantor, as applicable, in such form and as to such matters as the Purchaser or its counsel may reasonably request provided that, insofar as the opinions expressed in such opinion are based on matters of fact, such opinions may be based upon certificates of the Corporation, Vendor or Guarantor, as applicable, public officials and officers of the Corporation, Vendor or Guarantor, as applicable, and, as to matters involving the laws of jurisdictions in which such counsel is not qualified to practice, on opinions of recognized local counsel in such jurisdictions.

       (e)        APPROVALS AND CONSENTS

                  All Regulatory Approvals and all Consents and compliance with any conditions thereof, required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof (including the delivery of copies of the Confidential Contracts) shall have been obtained and complied with on or before the Time of Closing except where a failure to obtain such a consent would not have a Material Adverse Effect on the Business.

       (f)        FINANCING

                  The Purchaser shall have received the proceeds of the financing from such Person who agrees to finance the Purchase Price.

       (g)        LEASE MATTERS

                  Without limiting the generality of Section 6.1(e), the Vendor shall have obtained from the landlords of all of the Locations listed in SCHEDULE 4.1(p)(ii) an acknowledgement that:

                  (i) the leases or subleases governing occupancy of such premises, are in good standing and in full force and effect without amendment except for any amendment as set out in SCHEDULE 4.1(p)(ii);

                  (ii) the closing of the transactions contemplated herein will not result in the increase in the rent presently being paid under any lease or sublease or any change in terms of any lease or sublease as they exist on the date hereof; and

                  (iii) the Corporation has paid or caused to be paid all rents and other amounts presently owing under the leases or subleases governing occupancy to which it is a party.

       (h)        INTERCOMPANY INDEBTEDNESS

                  The Vendor and its affiliates, as applicable, shall have executed and delivered to the Purchaser and the Corporation a release in respect of the payment of all intercompany indebtedness, other than the Intercorporate Notes, between the Vendor and its affiliates, on the one hand, and the Corporation, on the other hand, in form and substance reasonably satisfactory to the Purchaser.

       (i)        TAXES

                  Documentation satisfactory to the Purchaser shall have been put in place in respect of cross-border management fees between and among the Guarantor, the Vendor and the Corporation. Such documentation shall be in compliance with the transfer pricing documentation requirements of the Tax Act.

       (j)        GUARANTOR

                  The Purchaser shall have received satisfactory evidence that the Guarantor has sufficient financial means to fulfill its obligations hereunder.

       (k)        GUARANTEES

                  The Corporation and the Subsidiaries shall have been released from any guarantees provided in connection with any indebtedness of the Vendor, the Guarantor and their affiliates, or to the benefit of any of such Persons, including, without limitation, from the Chase Manhattan Bank.

       (l)        NO ACTION TO RESTRAIN

                  No action or proceeding shall be pending or threatened by any Authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement or to prevent or restrain the Corporation, from carrying on the Business as presently carried on.

       (m)        NO MATERIAL ADVERSE CHANGE

                  Except as has been specified in this Agreement, since the Effective Date there shall not have been:

                  (i) any material adverse change in any of the assets, business, financial condition, results of operation or prospects of the Corporation nor shall any other event, condition or state of facts have occurred or arisen that the Purchaser reasonably believes has, or threatens to have, a Material Adverse Effect of or which might materially adversely effect, in the Purchaser's opinion, the ability of the Corporation to carry on its business after the Closing substantially as such business is being conducted upon the date hereof; or

                  (ii) any damage, destruction or loss, or other event, development or condition of any character (whether or not covered by insurance) which would have a Material Adverse Effect.

       (n)        DIRECTORS AND OFFICERS

                  All directors and officers of the Corporation specified by the Purchaser shall have resigned and shall have executed a form of release satisfactory to the Purchaser and its counsel.

       (o)        RESTRICTIVE COVENANTS

                  The Vendor and the Guarantor shall have each executed and delivered non-competition and non-solicitation agreements in the form attached as SCHEDULE 2.2 hereto.

       (p)        REPORTING

                  The Vendor shall have delivered to the Purchaser the Audited Financial Statements and a detailed aged accounts receivable report as at the Effective Date.

6.2               CONDITIONS OF THE VENDOR

                  The obligation of the Vendor to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Time of Closing, of each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendor):

       (a)        REPRESENTATIONS AND WARRANTIES

                  All representations and warranties that the Purchaser made in or pursuant to this Agreement shall be true and correct with the same force and effect as if made at and as of the Time of Closing, and the Purchaser shall have delivered to the Vendor at the Time of Closing its certificate dated the Closing Date under corporate seal, duly executed by a senior officer of the Purchaser acceptable to the Vendor, to such effect. The receipt of such certificate and the Closing of the transaction of purchase and sale provided for in this Agreement shall not be nor be deemed to be a waiver of the representations and warranties of the Purchaser contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Vendor as provided in
                  Article 4.

       (b)        PERFORMANCE OF AGREEMENT

                  The Purchaser shall have performed or complied with, in all respects all of its obligations, covenants and agreements in this Agreement which are to be performed or complied with by the Purchaser at or prior to the Time of Closing and shall have delivered to the Vendor at the time of Closing the duly executed General Security Agreement, the duly executed Promissory Note and its certificate dated the Closing Date, duly executed by a senior officer of the Purchaser acceptable to the Vendor, to such effect.

       (c)        RECEIPT OF CLOSING DOCUMENTATION

                  All documentation relating to the due authorization and completion of the purchase and sale of the Purchased Shares and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendor and its counsel, acting reasonably, and the Vendor shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to the Vendor and its counsel, acting reasonably.

       (d)        CONSENT AND APPROVALS

                  The Guarantor and the Vendor shall have received the Bank Consent.

       (e)        INTERCOMPANY INDEBTEDNESS

                  The Purchaser shall have provided the Corporation with all amounts necessary to ensure payment in full of the amount of $2,487,246, representing all intercompany indebtedness, other than the Intercorporate Notes, between the Vendor and its affiliates, on the one hand, and the Corporation, on the other hand, net of all intercompany receivables.

                  All intercompany indebtedness, other than the Intercorporate Notes, between the Vendor or any of its affiliates, on the one hand, and the Corporation, on the other hand, net of all intercompany receivables, shall have been paid in full to affiliates of the Vendor or the Vendor.

       (f)        PURCHASER'S CLOSING OPINIONS

                  The Vendor shall have received opinions dated the Closing Date from counsel for the Purchaser in such form and as to such matters as the Vendor or their counsel may reasonably request provided that, insofar as the opinions expressed in such opinion are based on matters of fact, such opinions may be based upon certificates of the Purchaser, public officials and officers of the Purchaser and, as to matters involving the laws of jurisdictions in which such counsel is not qualified to practice, on opinions of recognized local counsel in such jurisdictions.

       (g)        NO ACTION TO RESTRAIN

                  No action or proceeding shall be pending or threatened by any Authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement.

6.3               WAIVER BY PURCHASER

                  If any of the conditions set forth in Section 6.1 have not been fulfilled, performed or satisfied at or prior to the Closing, the Purchaser may, by written notice to the Vendor terminate all of its obligations hereunder and the Purchaser shall be released from all its obligations under this Agreement. Any of such conditions may be waived in whole or in part by the Purchaser by instrument in writing given to the Vendor without prejudice to any of the Purchaser's rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

6.4               WAIVER BY VENDOR

                  If any of the conditions set forth in Section 6.2 have not been fulfilled, performed or satisfied at or prior to the Closing, the Vendor may, by written notice to the Purchaser, terminate all of its obligations hereunder and the Vendor shall be released from all its obligations under this Agreement. Any of such conditions may be waived in whole or in part by the Vendor by instrument in writing given to the Purchaser, without prejudice to any of the Vendor's rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

                                 ARTICLE 7
                   COVENANTS OF THE PARTIES FOLLOWING CLOSING

7.1               CLOSING DATE STATEMENTS

                  Within 60 days after the Closing Date, the Vendor shall prepare and deliver to the Purchaser, the draft Effective Date Statements, audited by Durward Jones Barkwell Co. Following delivery of the draft Effective Date Statements to the Purchaser, the Vendor shall provide the Purchaser with access to its working papers relating to the draft Effective Date Statements and, if requested, the Vendor will provide the Purchaser with reasonable access to its books and records with respect to the Business. The Purchaser shall complete its review within 20 days after the receipt by the Purchaser of the draft Effective Date Statements. In the event that the Purchaser, as a result of its review, objects in writing to the draft Effective Date Statements within such 20 days, the Vendor and the Purchaser will agree upon draft Effective Date Statements on which the adjustments hereafter provided for are to be based, provided that if the Vendor and the Purchaser are unable to so agree within 30 days after delivery to the Purchaser of the draft Effective Date Statements, then the Purchaser and the Vendor shall retain the independent chartered accounting firm of Arthur Andersen to resolve the differences on specific points of disagreement and to provide revised Effective Date Statements on the resolution of the points of disagreement. The fee for preparing the Effective Date Statements and of such chartered accounting firm shall be shared equally by the Purchaser, on the one hand, and the Vendor, on the other hand, and the decision of such chartered accounting firm shall be conclusive, final and binding upon the Purchaser and the Vendor. The "Final Effective Date Statements" shall be the statements meeting the definition of Effective Date Statements and with respect to which one of the following has occurred: (a) the Purchaser has not objected in writing to the draft Effective Date Statements within such 20 days (in which case the Effective Date Statements shall be deemed to have been agreed upon as at the end of the 20th day), (b) the Vendor and the Purchaser have agreed on such statements, or (c) such chartered accounting firm has delivered revised draft Effective Date Statements reflecting the resolution of specific points of disagreement between the parties.

7.2               ADJUSTMENTS

       (a) If the Working Capital deficit of the Corporation as shown on the Final Effective Date Statements is greater than $1,447,319, the Purchase Price shall be decreased by an amount equal to the absolute value of the difference plus $50,000 (such amount being referred to as the "Negative Adjustment") and the Vendor and/or the Guarantor, on a joint and several basis, shall pay to the Purchaser an amount equal to the Negative Adjustment by certified cheque or wire transfer on the date the Final Effective Date Statements are completed.

       (b) If the Working Capital deficit of the Corporation as shown on the Final Effective Date Statements is less than $1,347,319, the Purchase Price shall be increased by an amount equal to the absolute value of the difference plus $50,000 (such amount being referred to as the "Positive Adjustment"), and the Purchaser shall pay to the Vendor an amount equal to the Positive Adjustment by certified cheque or wire transfer on the date the Final Effective Date Statements are completed.

       (c) In the event a settlement amount or court ordered resolution of the litigation claim involving the Corporation and Claire Sylvestre (identified in SCHEDULE 4.1(w)) is less than the amount of $181,395, the Purchaser shall, as soon as practicable following such determination (but in any event within ten days thereof), pay to the Vendor the amount of such difference (less any out of pocket costs incurred by the Purchaser or the Corporation relating to the defence and settlement of such claim).

       (d) In the event that the Corporation recovers income Taxes in excess of the "income taxes recoverable" amount identified in the Audited Financial Statements, the Purchaser shall, as soon as practicable following the date of receipt of the recovered amounts (but in any event within ten days thereof), pay to the Vendor the amount of such difference.

       (e) In the event the Corporation declares or makes any payment of any dividend or other distribution in respect of any shares in its capital or purchases or redeems any such shares or effects any subdivision, consolidation or reclassification of any such shares or repays in full or in part any shareholder loans during the period beginning on the Effective Date and terminating at the Time of Closing, the Vendor shall, as soon as practicable following receipt of notice by the Purchaser of the occurrence of such an event and reasonable documentation in support of the claim of the occurrence of such an event, pay to the Purchaser the amount of any such dividend or other distribution, purchase or redemption. Further, the Purchased Shares shall be deemed to include any shares issued or reclassified in connection with such reorganization.

7.3               TAX FILINGS

                  The Purchaser agrees to cause the Corporation to file, on a timely basis, all tax returns required to be filed by the Corporation pursuant to any Tax legislation in respect of the fiscal year during which the transactions contemplated hereby occur, and agrees to cause the Corporation to pay, on a timely basis, any applicable Taxes required to be paid by the Corporation in respect of such fiscal year.

7.4               ONGOING SERVICES

                  For a period of 2 years following the Closing Date, to the extent requested by the Purchaser from time to time, the Guarantor (or an affiliate thereof) shall continue to provide services, on behalf of the Corporation, for the Corporation's customers with U.S. operations on at least the same basis and quality standards it currently provides on behalf of the Corporation for a fee equal to fees charged to the Guarantor's arm's length customers for the provision of similar services.

                  For a period of 2 years following the Closing Date, to the extent requested by the Guarantor (or an affiliate thereof) from time to time, the Purchaser shall cause the Corporation to continue to provide services, on behalf of the Guarantor, for the Guarantor's or its affiliate's customers, or as the case may be, with Canadian operations on at least the same basis and quality standards the Corporation currently provides on behalf of the Guarantor or an affiliate thereof for a fee equal to fees charged to the Corporation's arm's length customers for the provision of similar services.

                  The current Disability Management services being provided by the Corporation to the employees of the Guarantor and its Affiliates will continue in the manner and at the rate and place as at the Effective Date for a period of ninety days following the Closing Date, during which period the Guarantor and the Purchaser will negotiate in good faith a renewed term at commercially reasonable rates and, if not so negotiated, such Disability Management services may be terminated by either party on a further thirty days' notice.

                  The current After Hour/Emergency back up employee assistance program services being provided by the Guarantor and its affiliates to the Corporation will continue in a manner and at the rate in place as at the Effective Date for a period of ninety days following the Closing Date, during which period the Guarantor and the Purchaser will negotiate in good faith a renewed term at commercially reasonable rates and, if not so negotiated, such After Hour/Emergency back up employee assistance program services may be terminated by either party on a further ninety days' notice.

                  The Purchaser shall cause the Corporation to sublicense and/or otherwise make available to the Guarantor and its affiliates, on a non-exclusive basis, the licensed CLARKE BROWN disability management model and all supporting software and materials at the same cost as the Corporation pays to Clarke Brown under its license. The Guarantor and its affiliates will be prohibited from using such products in Canada for a period of three years following the Closing

Date. The Purchaser agrees to cause the Corporation to provide support and training to the Guarantor and its affiliates at market prices for such services, to be determined by the parties in good faith, acting reasonably. The Purchaser shall also cause the Corporation to serve as liason and relationship manager between the Guarantor and its affiliates on the one hand and Clarke Brown on the other, provided that, under no circumstances shall the Corporation be or be deemed to be acting as agent for the Guarantor. In the event it is requested to do so by the Guarantor or its affiliates, the Corporation will use its reasonable commercial efforts to assist the Guarantor and its affiliates in negotiating and entering into a direct licensing agreement with Clarke Brown for use outside of Canada.

7.5               CHANGE OF NAME

                  Within 3 months following the Closing Date, the Purchaser shall cause the Purchaser to file an amendment to the Corporation's articles of incorporation and take all other actions necessary to change the Corporation's name (for any and all uses, whether internal or external, wherever used and for any and all purposes whatsoever) to a name that is not similar to, nor includes any words or expressions that may be deemed to be similar to or cause confusion with, "Green Spring" and the Purchaser shall deliver to the Vendor a copy of the amendment to such articles of incorporation effecting such name change.

                                     ARTICLE 8
                                 INDEMNIFICATION

8.1               INDEMNIFICATION BY VENDOR AND GUARANTOR

                  The Vendor and the Guarantor jointly and severally covenant and agree with the Purchaser and the Corporation to indemnify and save harmless the Purchaser and the Corporation, from and against any claim, demand, action, cause of action, damage, loss (including lost profits), cost, liability or expense (including professional fees and disbursements) (collectively, "CLAIMS") which may be made or brought against the Purchaser, the Corporation or any one or more of them, or which they or any one or more of them may suffer or incur in respect of, as a result of, or arising out of:

       (a) any nonfulfillment of any covenant or agreement on the part of the Vendor, contained in this Agreement or any document or certificate given pursuant to this Agreement;

       (b) any inaccuracy in or breach of any representation or warranty of the Vendor or Guarantor, or any one or more of them, contained in this Agreement or any document or certificate given pursuant to this Agreement;

       (c) any debts and liabilities of the Corporation for Taxes existing at the Effective Date, or any reassessment for Taxes for any period ending on or before the Effective Date (including any potential Tax liabilities relating to intercorporate management fees or the failure by the Corporation to withhold and remit any amounts in respect of Taxes owing in connection with the issue by the Corporation in July, 2000 of a note payable to the Vendor or relating to the failure by the Corporation to withhold or remit any amounts in respect of Taxes, including Canada Pension Plan contributions and unemployment insurance premiums and any other deductions required to be withheld by the Corporation, (collectively, "KNOWN CLAIMS")), for which no adequate reserve has been provided for and disclosed in the Audited Balance Sheet; and

       (d) the outstanding litigation commenced by Claire Sylvestre against the Corporation referred to in SCHEDULE 4.1(t) in an amount greater $181,395.

8.2               INDEMNIFICATION BY THE PURCHASER

                  The Purchaser covenants and agrees with the Vendor and the Guarantor to indemnify and save harmless the Vendor and the Guarantor, from and against any claim, demand, action, cause of action, damage, loss (including loss of profits), costs, liability or expense (including professional fees and disbursements) which may be made or brought against the Vendor, or which it may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of

       (a) any nonfulfillment of any covenant or agreement on the part of the Purchaser under this Agreement or any document or certificate given pursuant to this Agreement;

       (b) any inaccuracy in or breach of any of the Purchaser's representations or warranties contained in this Agreement or any document or certificate given pursuant to this Agreement;

       (c) any liabilities incurred by the Vendor after Closing solely by reason of Section 135 of the Nova Scotia Companies Act as a result of the failure by the Corporation to meet its obligations which arise following the Time of Closing out of, or related to, acts occurring or taken, or conditions existing, following the Time of Closing, provided that the Purchaser shall be under no obligation to indemnify the Vendor under this subsection (c) where the failure to meet its obligations arises as a result of matters which are indemnifiable under Section 8.1 hereof;

       (d) any liability or obligation with respect to the Business arising out of or related to acts occurring or taken or conditions existing following the Time of Closing.

8.3               PROCEDURE FOR INDEMNIFICATION

       (a)        CLAIMS OTHER THAN THIRD PARTY CLAIMS

                  Following receipt from the Vendor or the Purchaser, as the case may be (the "INDEMNIFIED Party"), of a written notice of a claim for indemnification which has not arisen in respect of a Third Party Claim (as defined in Section 8.3(b) below), the party who is in receipt of such notice (the "INDEMNIFYING PARTY") shall have 30 days to make such investigation of the claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim. If the Indemnified Party and the Indemnifying Party do not agree within such period (or any mutually agreed upon extension thereof), such dispute shall be resolved by arbitration as set out in Section 9.13.

       (b)        THIRD PARTY CLAIMS

                  The Indemnified Party shall notify the Indemnifying Party in writing as soon as is reasonably practicable after being informed in writing that facts exist which may result in a claim originating from a Person other than the Indemnified Party (a "THIRD PARTY CLAIM") and in respect of which a right of indemnification given pursuant to Section 8.1 or 8.2 may apply. The Indemnifying Party shall have the right to elect, by written notice delivered to the Indemnified Party within 10 days of receipt by the Indemnifying Party of the notice from the Indemnified Party in respect of the Third Party Claim, at the sole expense of the Indemnifying Party, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim, provided that:

                  (i) such will be done at all times in a diligent and BONA FIDE matter;

                  (ii) the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Agreement in respect of that Third Party Claim; and

                  (iii) the Indemnifying Party shall pay all reasonable out-of-pocket expenses incurred by the Indemnified Party as a result of such participation or assumption.

If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel and shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense. If the Indemnifying Party does not so elect or, having elected to assume such control, thereafter fails to proceed with the settlement or defence of any such Third Party Claim, the Indemnified Party shall be entitled to assume such control. In such case, the Indemnifying Party shall cooperate where necessary with the Indemnified Party and its counsel in connection with such Third Party Claim and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

8.4               ADDITIONAL RULES AND PROCEDURES

                  The obligation of the parties to indemnify each other pursuant to this Article 8 shall also be subject to the following:

       (a) an Indemnified Party shall only be entitled to make a claim for indemnification pursuant to Section 8.1 or 8.2, as the case be, if written notice containing reasonable particulars of such claim is delivered to the Indemnifying Party within the time periods provided for in Section 4.4 or 4.5, as the case may be;

       (b) if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a "THIRD PARTY") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party;

       (c) except in the circumstances contemplated by Section 8.4(b) above, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not settle or compromise any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). A failure by the Indemnifying Party to respond in writing to a written request by the Indemnified Party for consent for a period of ten days or more, shall be deemed a consent by the Indemnifying Party to such request;

       (d) the Indemnifying Party and the Indemnified Party shall provide each other on an ongoing basis with all information which may be relevant to the other's liability hereunder and shall supply copies of all relevant documentation promptly as they become available;

       (e) notwithstanding Section 8.4(c), the Indemnifying Party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party;

       (f) notwithstanding anything else contained in this Article 8, the indemnity obligations of an Indemnifying Party pursuant to this Article 8 shall not apply until the aggregate of all indemnifiable Claims pursuant to Section 8.1 or Section 8.2, as applicable, exceed $50,000; provided that thereafter the Indemnifying

                  Party shall be liable pursuant to Section 8.1 or Section 8.2, as applicable, for the full amount of such indemnifiable Claims in excess of the initial $50,000.

       (g) for greater certainty, the $50,000 amount with respect to Claims against the Indemnifying Party is a deductible and not a threshold. The $50,000 deductible described in the preceding paragraph shall not apply to nor in any way limit the ability of the Purchaser to receive 100% of all amounts to which it is entitled in connection with any claim for indemnification made in respect of the matters contemplated by subsection 8.1(d) or Known Claims.

       (h) notwithstanding anything else contained in this Article 8, in no case shall the Indemnifying Party be required to indemnify the Indemnified Party for an amount exceeding $7,400,000 in the aggregate, other than with respect to Claims under Section
                  8.1 relating to Taxes, in which case this Section 8.4(h) shall not apply where the Purchaser is the Indemnified Party.

8.5               RIGHTS CUMULATIVE

                  The rights of indemnification contained in this Article 8 are cumulative and are in addition to every other right or remedy of the parties contained in this Agreement or otherwise, such as injunctive relief and specific performance.

8.6               PURCHASE PRICE ADJUSTMENT

                  Any indemnification payment hereunder shall be treated by the parties hereto for all Tax reporting purposes as an adjustment first to the Share Purchase Price and then, in respect of cumulative amounts exceeding the Share Purchase Price, to the Debt Purchase Price.

8.7               SET-OFF

                  The Purchaser shall be entitled to set-off any indemnifiable payments required to be made by the Corporation, the Vendor or the Guarantor to the Purchaser against any payments required to be made by the Purchaser to such parties hereunder (including, without imitation, under the Promissory Note). In the event that any such set-off is made, the parties to the set-off shall be considered, for all purposes, to have actually paid the amounts that were required to be made in full and complete satisfaction of their respective obligations.

8.8               GST

                  If the Vendor and the Purchaser acting reasonably determine that any payment (the "PAYMENT") made pursuant to this Article 8 is subject to GST or are deemed by the ETA to be inclusive of GST, the Indemnifying Party agrees to pay to the Indemnified Party in addition to the Payment an amount equal to the Payment multiplied by the applicable rate of GST.

                                    ARTICLE 9
                                     GENERAL

9.1               PUBLIC NOTICE

                  No public disclosure of any kind shall be made or permitted in respect of the subject matter of this Agreement by any party without consultation with and the consent of the other parties (such consent not to be unreasonably withheld).

9.2               EXPENSES

                  Except as otherwise provided in this Agreement, each party shall be responsible for its own fees, expenses, and other costs incurred in connection with the transactions contemplated by this Agreement.

9.3               FURTHER ASSURANCES

                  The parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated this Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

9.4               TIME OF THE ESSENCE

                  Time is of the essence to every provision of this Agreement. Extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision and there shall be no implied waiver of this provision.

9.5               BENEFIT OF THE AGREEMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

9.6               ENTIRE AGREEMENT

                  With respect to the subject matter of this Agreement, this Agreement supersedes all prior understandings and communications between the parties or any of them, oral or written, and constitutes the entire agreement between the parties. Each party acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by the Purchaser and the Vendor.

9.7               WAIVER

                  The failure of any party to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement shall not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any party of any of its rights provided by this Agreement shall not preclude or prejudice such party from exercising any other right it may have under this Agreement, notwithstanding any previous action or proceeding taken by it hereunder. Any waiver by any party of the performance of any of the provisions of this Agreement shall be effective only if in writing and signed by a duly authorized representative of such party.

9.8               NOTICES

                  All payments and communications which may be or are required to be given by any party to any other party, shall be in writing and (a) delivered personally, (b) sent by prepaid courier service or mail, or (c) sent by prepaid telecopier or other similar means of electronic communication to the parties at their following respective addresses:

         For the Purchaser:

                  Family Guidance Group Inc.
                  10 Commerce Valley Drive East
                  Suite 200
                  Thornhill, Ontario  L3T 7N7

                  Attention:      Allon S. Bross

                  Telecopier:     (905) 886-4337

         with a copy to:

                  Goodman Phillips & Vineberg LLP
                  Barristers & Solicitors
                  250 Yonge Street, Suite 2400
                  Toronto, Canada  M5B 2M6

                  Attention:      Stephen Pincus

                  Telecopier:     (416) 979-1234

         For the Vendor and the Guarantor:

                  Green Spring Health Services Inc.
                  6950 Columbia Gateway Drive
                  Columbia, MD
                  U.S.A.  21046

                  Attention:      Mark Demilio

                  Telecopier:     (410) 953-5250


         with a copy to:

                  Aylesworth Thompson Phelan O'Brien LLP
                  Suite 3000
                  Royal Bank Plaza, South Tower
                  Toronto, Ontario
                  M5J 2J1

                  Attention:      James G. MacPherson

                  Telecopier:     (416) 865-1398

Any such notice so given shall be deemed conclusively to have been given and received when so personally delivered or delivered, by courier or on the day on which termination is confirmed if sent by telecopier or other electronic communication or on the fifth day following the sending thereof by mail. Any party may from time to time change its address hereinbefore set forth by notice to the other parties in accordance with this section.

9.9               ASSIGNMENT

                  Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party without the prior written consent of each of the other parties. Any assignment without such consent shall be null and void.

9.10              SEVERABILITY

                  If any provision of this Agreement is invalid or unenforceable, such provision shall be severed and the remainder of this Agreement shall be unaffected thereby but shall continue to be valid and enforceable to the fullest extent permitted by law.

9.11              COUNTERPARTS

                  This Agreement may be executed by the parties in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be an original, but all of which, when taken together, shall together constitute one and the same instrument. This Agreement shall not be binding upon any party until it has been executed by each of the parties and delivered to all other parties.

9.12              GOVERNING LAW

                  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario (but without giving effect to the conflict of laws rules thereof) and the laws of Canada applicable therein. The parties agree that the Courts of the Province of Ontario shall have non-exclusive jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party does hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario.

9.13              ARBITRATION

                  Any controversy or claim arising out or relating to this Agreement shall be settled by arbitration in accordance with the procedures set out in SCHEDULE 9.13.

9.14              SERVICE

                  If any party is or becomes a party on which service or legal process with respect to an action commenced in the Province of Ontario must be served out of the jurisdiction of the Province of Ontario (an "EX-JURIS PARTY"), the Ex-Juris Party shall in writing to the other parties designate, appoint and empower a party or agent within the Province of Ontario to receive for and on behalf of the Ex-Juris Party service of process in the Province of Ontario in any legal action or proceeding with respect to this Agreement, which agent shall undertake to enter an unconditional appearance within 30 days after the date of such service. A copy of such process served on the agent will be promptly forwarded by mail by the party initiating such proceeding to the Ex-juris Party at the address referred to in the next sentence. Failure of the Ex-juris Party to receive such copy shall not affect in any way the service of such process on the Ex-juris Party by service upon its agent for service as designated above. Each party agrees that if it becomes a Ex-juris Party and it fails to maintain such a duly appointed agent for service of process, it irrevocably consents to the service of process out of any Court of the Province of Ontario by mailing all copies of such process by registered or certified mail, postage pre-paid to the last address designated for delivery of notice to such Ex-juris Party under the terms of Section 9.8, such service to be effective 30 days after the date of such mailing. The mailing to such Ex-Juris Party at such address shall be deemed personal service and acceptance of service by such Ex-juris Party for any action or proceeding with respect to any matter relating to this Agreement. Service in accordance with the foregoing provisions shall not preclude any other manner of service permitted by the laws of the Province of Ontario.



[The remainder of this page 48 has been intentionally left blank.]

                  IN WITNESS WHEREOF the parties have hereunto duly executed this Agreement on the date first above written.

                                    FAMILY GUIDANCE GROUP INC.




                                    Per:                                   c/s
                                        -----------------------------------
                                        Authorized Signing Officer



                                    GREEN SPRING CANADIAN HOLDINGS INC.




                                    Per:                                   c/s
                                        -----------------------------------
                                        Authorized Signing Officer





                                     GREEN SPRING HEALTH SERVICES OF CANADA CO.




                                    Per:                                   c/s
                                        -----------------------------------
                                        Authorized Signing Officer



                                    GREEN SPRING HEALTH SERVICES INC.




                                    Per:                                   c/s
                                        -----------------------------------
                                        Authorized Signing Officer

                                 SCHEDULE 4.1(p)

                                 MATERIAL LEASES


Suites  201-203,300-301,303,305-306
1599 Hurontario St.
Mississauga, Ontario
L4H 4S1

Suite 224
759 Square Victoria
Montreal, PQ
H2Y 2J7

Suite 300
550-11th Ave.
SW Calgary, Alta.
T2R 1M7

Suite 950
1125 Howe St.
Vancouver, BC
V6Z 2K8

5991 Spring Garden Rd.
Halifax, NS
B3H 1Y6

Suite 308
225 Metcalfe St.
Ottawa, Ontario
K2P 1P9

                                  SCHEDULE 9.13

                                   ARBITRATION

Any dispute, controversy or claim arising out of this Agreement, including any question regarding its existence, validity or termination, shall be submitted by any party to be finally resolved by arbitration under the UNCITRAL Model Law (the "Law"). The Law is incorporated by reference into this clause.

The place of arbitration shall be Toronto, Ontario, Canada. The language of the arbitration shall be English. The arbitration shall be governed by the substantive and procedural law of Ontario.

The arbitration shall be conducted by a single arbitrator appointed by agreement between the parties, or in the absence of agreement, in accordance with the Law.

The arbitration must be completed, and a decision rendered, within ninety (90) days of the submission of the dispute to arbitration.

The decision arrived at pursuant to the arbitration shall be final and binding. No appeal shall lie from the arbitration. Any award granted as a result of arbitration proceedings under this section shall be recognized internationally, and may be entered in any court having jurisdiction to enforce such awards.